UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 25, 2008

PREMIER NURSING PRODUCTS CORP.

(Exact name of registrant as specified in its charter)

Florida	333-145469	20-8724818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Bakley Terrace, West Orange, NJ	07052
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(718) 536-4881

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 25, 2008 the Board of Directors and holder of a majority of our issued and outstanding common stock adopted a resolution changing the name of Premier Nursing Products Corp. to Premier Energy Corp. and in connection therewith on September 25, 2008 we filed Articles of Amendment to our Articles of Incorporation with the Secretary of State of Florida. The effective time of the name change will be close of business on October 6, 2008. There will be no mandatory exchange of stock certificates. Following the name change, the share certificates which reflect our prior name will continue to be valid. Certificates reflecting the corporate new name will be issued in due course as old share certificates are tendered for exchange or transfer to our transfer agent, StockTrans, Inc.

Both our CUSIP number and our trading symbol on the OTCBB will change as a result of the name change. The new CUSIP number will be 74050H 106. We will announce the new trading symbol as soon as it has been assigned which should occur immediately prior to the effective date of the name change. It is anticipated that the common stock will be quoted on the OTCBB under our new name beginning on October 7, 2008.

Item 9.01       Financial Statements and Exhibits.

(d)	Exhibits

3.4	Articles of Amendment to the Articles of Incorporation filed on September 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PREMIER NURSING PRODUCTS CORP.

Dated: September 30, 2008	By:	/s/ Michael Yuster

Michael Yuster,

President